                                  EXHIBIT 99.3

                                                                    Exhibit 99.3

                            YOU ARE CORDIALLY INVITED
                        to a Community Investors Meeting

                      to learn more about the Conversion of
                  Citizens South Bank and the stock offering of

                       Citizens South Banking Corporation

     Senior executives of Citizens South Bank and its investment bankers will present information and answer your questions about the Plan of Conversion and prospectus, as well as about the business and operations of Citizens South Bank.

           Tuesday September 3, 2002       Wednesday September 3, 20002
                   XYZ Museum                       abc Hotel
                   Abc Street                      xyz Avenue
           Gastonia, North Carolina         Salisbury, North Carolina
                   7:00 p.m.                        7:00 p.m.

                            Stock Information Center
                          245 W. Main Avenue, Gastonia

                     Monday - Friday 9:00 a.m. to 5:00 p.m.
                                 (704) XX-XXXX

     Further, there will be a Registered Representative at the following location at the times noted.

          Salisbury Office - xyz Avenue - Salisbury, North Carolina
          Tuesdays   August 27, September 3, 10, & 17  9:00 a.m. to 4:00 p.m.
          Thursdays  August 29, September 5, 12        9:00 a.m. to 4:00 p.m.

     The shares of common stock being offered are not savings accounts or deposits and are not insured by Citizens South Bank, Citizens South Holdings, MHC, Citizens South Banking Corporation, the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

[LOGO]       KEEFE, BRUYETTE & WOODS, INC.


To Members and Friends of Citizens South Bank, (Formerly Gaston Federal Bank), Citizens South Banking Corporation, and Citizens South Holdings, MHC

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is pleased to announce that Citizens South Holdings, MHC is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). In conjunction with the conversion, the Holding Company for the Bank is offering shares of common stock in a subscription offering and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, existing stockholders, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization.

At the request of the Holding Company, we are enclosing materials explaining the conversion and your opportunity to invest in shares of the Holding Company's common stock. Please read the enclosed Prospectus carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina, Monday through Friday from 9:00 a.m. to 5:00 p.m. or feel free to call the Stock Information Center toll free, at (xxx) xxx-xxxx.

Very truly yours,


Keefe, Bruyette & Woods, Inc.


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                             (Dark Blue Sky Member)


August xx, 2002


Dear Member:

We are pleased to announce that Citizens South Holdings, MHC is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion"). In conjunction with the Conversion, Citizens South Banking Corporation (the "Holding Company"), a newly-formed corporation with the same name as exists today, will serve as a holding company for the Bank, is offering shares of common stock in a subscription offering and community offering to certain depositors of the Bank, to the Bank Employee Stock Ownership Plan, to current stockholders and to members of the general public, pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion at the Special Meeting of Members on September xx, 2002. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 2002. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Kim S. Price
President and Chief Executive Officer

August xx, 2002


Dear Friend:

We are pleased to announce that Citizens South Holdings, MHC is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). In conjunction with the Conversion, the Holding Company is offering shares of common stock in a subscription offering and community offering to certain depositors of Citizens South Bank, the Bank's Employee Stock Ownership Plan, existing stockholders, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Because we believe you may be interested in learning more about the Holding Company's common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

     . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

     . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, North Carolina Time, on September xx, 2002.

You have the opportunity to buy stock directly from the Holding Company without commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us, toll free, at (xxx) xxx-xxxx Monday through Friday 9:00 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina.

We are pleased to offer you this opportunity to become a charter shareholder of Citizens South Banking Corporation

Sincerely,



Kim S. Price
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2002


Dear Member:

We are pleased to announce that Citizens South Holdings, MHC (the "MHC") is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). In conjunction with the conversion, the holding company is offering shares of common stock in a subscription offering and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, existing stockholders, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members on September xx, 2002. Please take a moment to sign the enclosed proxy card TODAY and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

The Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members and the existing public stockholders. Please remember:

     . Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     . There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

     . You have a right, but no obligation, to buy stock before it is offered to the public.

     . Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern Time, on September xx, 2002.

If you have any questions, please visit our Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina, Monday through Friday, 9:00 a.m. to 5:00 p.m. or feel free to call the Stock Information Center, toll free, at
(xxx) xxx-xxxx.

Sincerely,


Kim S. Price
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

    (Stockholder Letter Street holders - 2nd mailing- Citizens South Banking
                            Corporation Letterhead)


August xx, 2002

Dear Stockholder:

Under separate cover, we forwarded to you information regarding the Plan of Conversion and Agreement and Plan of Reorganization of Citizens South Bank (the "Bank") and Citizens South Holdings, MHC (the "MHC") and the concurrent offering of common stock of Citizens South Banking Corporation (the "Holding Company").

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein.

The deadline for ordering the Holding Company's common stock is at 12:00 Noon, North Carolina Time, on September 18, 2002.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center, toll free, at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m., North Carolina Time, or stop by the Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina.

Sincerely,


Kim S. Price
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

       (Stockholder Letter STREET HOLDERS- Citizens South Bank letterhead)


August xx, 2002


Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Citizens South Bank (the "Bank") and Citizens South Holdings, MHC (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). Pursuant to the Plan of Conversion, existing public stockholders will be issued shares of common stock of the Holding Company in exchange for their current shares of common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of July 31, 2002, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the Conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

     . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

     . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, North Carolina Time, on September xx, 2002. You may obtain a Stock Order and Certification Form from your broker or by contacting the Stock Information Center.

We are inviting our depositors, existing stockholders, and community members to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center, toll free, at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m., North Carolina Time, or stop by the Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina.

Sincerely,



Kim S. Price
President and Chief Executive Officer

   (Stockholder Letter REGISTERED HOLDERS- Citizens South Banking Corporation
                                  letterhead)


August xx, 2002

Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Citizens South Bank (the "Bank") and Citizens South Holdings, MHC (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). Pursuant to the Plan of Conversion, existing public stockholders will be issued shares of common stock of the Holding Company in exchange for their current shares of the common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Holding Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of July 31, 2002, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the Conversion. A Proxy Statement relating to the Conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

     . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

     . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, North Carolina Time, on September xx, 2002.

We are inviting our customers, existing stockholders, and community members to become charter stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center, toll free, at (xxx) xxx-xxxx, Monday through Friday from 9:00 a.m. to 5:00 p.m., North Carolina Time, or stop by the Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina.

Sincerely,



Kim S. Price
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2002


Dear Prospective Investor:

We are pleased to announce that Citizens South Holdings, MHC (the "MHC") is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Citizens South Banking Corporation (the "Holding Company"). In conjunction with the conversion, the Holding Company is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials that will help you learn more about the stock offering of the Holding Company. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

     . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

     . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, North Carolina Time, on September xx, 2002.

We invite our customers, local community members, and the general public to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company, without commission or fee. The board of directors and management of the Bank and the MHC fully support the stock offering.

If you have any questions, please visit our Stock Information Center located at 245 W. Main Avenue, Gastonia, North Carolina, Monday through Friday, 9:00 a.m. to 5:00 p.m. or feel free to call the Stock Information Center, toll free, at
(xxx) xxx-xxxx.


Sincerely,


Kim S. Price
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GAURANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Will the stock be insured?

No. Like any other common stock, the Holding Company's common stock will not be insured.

Will dividends be paid on the stock?

The Board of Directors of the Holding Company intends to pay quarterly cash dividends at an initial rate in the range of $0.15 to $0.23 per share, annually. The amount of dividends paid after the conversion will preserve or increase the per share dividend amount, adjusted to reflect the exchange ratio, that Citizens South Banking Corporation shareholders currently receive. However no assurances can be given that such dividends will be paid, or if paid, will continue.

How will the stock be traded?

The Company has received approval to list the common stock on the Nasdaq National Market System. For a period of 20 trading days following completion of our offering, our symbol will be "CSBCD". Thereafter it will be "CSBC". However, no assurance can be given that an active and liquid market will develop or, if developed, will be maintained.

Must I pay a commission?

No. You will not be charged a commission or fee on the purchase of common stock in the Conversion.

Should I Vote?

Yes. Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of the Bank in more than one account, you could receive more than one proxy card for the Bank's Special Meeting of Stockholders.

How many votes do I have?

Your proxy card(s) show(s) the number of votes you have. Every member of the MHC entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at the Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder of the Bank is entitled to cast one vote for each share held as of the voting record date. These voting rights are established by the respective charters of the MHC and the Holding Company.

May I vote in person at the special meeting of members and/or the meeting of stockholders?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH FRIDAY.

                            STOCK INFORMATION CENTER

                            Toll Free (xxx) xxx-xxxx


                       Citizens South Banking Corporation
                               245 W. Main Avenue
                         Gastonia, North Carolina 28052

                      STOCK OFFERING QUESTIONS AND ANSWERS

                       Citizens South Banking Corporation

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                    Facts About Conversion and Reorganization

The Boards of Directors of Citizens South Bank, (formerly Gaston Federal Bank), ("Citizens South Bank" or the "Bank") and Citizens South Holdings, MHC (the "MHC") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert the MHC to stock form and reorganize Citizens South Bank as a wholly-owned subsidiary of a newly-formed stock company (the "Conversion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Citizens South Banking Corporation (the "Holding Company"), the newly formed company that will serve as the holding company for Citizens South Bank following the Conversion.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

Why is Citizens South Bank converting to the stock holding company structure?

The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the Bank's business activities. The Conversion will increase both the capital base of the Bank and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of the Holding Company.

Will the Plan affect any of my deposit accounts or loans?

No. The Plan will not affect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

Who is eligible to purchase stock in the subscription offering and direct community offering?

Depositors of Citizens South Bank, formerly Gaston Federal Bank and Deposits of Citizens Bank, Inc. as of certain dates, the Bank's Employee Stock Ownership Plan, Citizens South Banking Corporation's public shareholders and certain members of the general public, subject to the priorities described in the Prospectus.

How many shares of stock are being offered and at what price?

Citizens South Banking Corporation is offering up to 4,600,000 shares of common stock, subject to adjustment up to 5,290,000 shares, at a price of $10.00 per share through the Prospectus.

I am an existing stockholder. How will my stock be treated?

The outstanding public shares of common stock will be exchanged for shares of common stock of the Holding Company. Depending upon where the offering closes in the Estimated Valuation Range, each public share of common stock will be converted into 1.3838 to 2.1530 shares of the Holding Company common stock.

How many shares may I buy?

The minimum order is 25 shares. No person, either alone or with associates or persons acting in concert, may purchase more than 50,000 shares. In addition, no current shareholder of Citizens South Banking Corporation, either alone or with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Holding Company common stock, exceeds 175,000 shares.

Do members have to buy shares of stock?

No. However, if a member of the MHC is also a current public stockholder, his or her existing shares of stock will be converted automatically into shares of the new Holding Company common stock.

How do I order shares?

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, North Carolina Time, on September xx, 2002.

How may I pay for my shares?

First, you may pay by check, cash or money order. Interest will be paid by Citizens South Bank on these funds at the current passbook savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your Citizens South Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. Citizens South Bank will waive any early withdrawal penalties on certificate accounts used to purchase stock.

Can I purchase shares using funds in my Citizens South Bank IRA account?

Yes, but special arrangements must be made before you may do so. Please call our Stock Information Center for additional information at least one week before the Expiration Date. The Bank will waive the early withdrawal penalty for IRAs.

                        (Dear Stockholder Dark blue sky)

August xx, 2002

Dear Stockholder:

We are pleased to announce that Citizens South Holdings, MHC is converting to stock form and Citizens South Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion"). In conjunction with the Conversion, Citizens South Banking Corporation (the "Holding Company"), a newly-formed corporation with the same name as exists today, will serve as the holding company for the Bank and is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Stockholders on September xx, 2002. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 2002. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

Kim S. Price
President and Chief Executive Officer

    Citizens South                         Stock Order Form Instructions
Banking Corporation

All subscription orders are subject to the provisions of the Plan of Conversion.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person, either alone or together with associates or persons acting in concert is 50,000 shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Citizens South Banking Corporation, that exceed 175,000 shares. For additional information, please see "Limitations on Common Stock Purchases" on page xx of the Prospectus, which is incorporated herein by reference. Citizens South Banking Corporation reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Citizens South Banking Corporation. DO NOT MAIL CASH. Your funds will earn interest at Citizens South Bank's current passbook savings rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Citizens South Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Citizens South Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal.

Item 5 - Please check the appropriate box if you were:

          a) A depositor with $50.00 or more on deposit at Citizens South Bank as of March 31, 2001. Enter information in Section 8 for all deposit accounts that you had at Citizens South Bank on March 31, 2001.
          b) A depositor with $50.00 or more on deposit at Citizens South Bank as of June 30, 2002, but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Citizens South Bank on June 30, 2002.
          c) A depositor at Citizens South Bank as of July 31, 2002, but are not an Eligible Account Holder or Supplemental Eligible Account. Enter information in Section 8 for all deposit accounts that you had at Citizens South Bank on July 31, 2002.
          d) Current Stockholder of Citizens South Banking Corporation as of July 31, 2002. Enter the number of shares you own as of July 31, 2002 in the blank space.
          e) Local Community - natural persons residing in the North Carolina Counties of Gaston, Rowan, Iredell, Mecklenburg, Cabarrus, Cleveland and Lincoln and the South Carolina County of York.
          f)   General Community

Item 6 - Please check this box to indicate whether you are a director, officer or employee of Citizens South Bank or a member of such person's immediate family.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Citizens South Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gift to Minors Act, to qualify in the Subscription Offering the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Citizens South Banking Corporation common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

    Citizens South
Banking Corporation                        Stock Order Form Instructions

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift To Minors - For residents of many states, including North and South Carolina, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-NC or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Citizens South Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.
Registration for IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                        On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.

                        Address will be that of the broker / trust department to where the stock certificate will be sent.
                        The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct. Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)

                      [Logo w Citizens South Holdings, MHC]

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to change Citizens South Bank's form of organization from a mutual holding company structure to a stock form holding company.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                         "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                          Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Kim S. Price
President and Chief Executive Officer

   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call
                           toll free (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                      [Logo w Citizens South Holdings, MHC]

                                  PROXY GRAM II

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Citizens South Bank's form of organization from a mutual holding company structure to a stock form holding company.

         Your vote on the Plan of Conversion has not yet been received.

   Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

     Not Returning Your Proxy Cards has the Same Effect as Voting "Against"
                              the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                      Our Reasons for the Corporate Change

As a Mutual Institution:

- There is no authority to issue capital stock and thus no access to this market source of equity capital.
- Earnings from year to year are the only source of generating capital.

As a Stock Institution we will be able to:

- Be organized in the form used by commercial banks and most savings institutions.
- Have the flexibility to raise new equity capital.
- Support future growth and expanded operations, including increased lending.
- Better address the needs of the communities we serve through the establishment of additional banking offices.
- More easily make acquisitions and expand into new businesses.
- Establish stock compensation plans to provide an equity interest in the institution and greater incentive to improve its performance.

                          Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Kim S. Price
President and Chief Executive Officer
Citizens South Bank

   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information call (xxx) xxx-xxxx.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY, CITIZENS SOUTH HOLDINGS, MHC, CITIZENS SOUTH BANK, CITIZENS SOUTH BANKING CORPORATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo} Citizens South Bank

August __, 2002

Dear Valued Citizens South Bank Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Citizens South Bank from a mutual savings institution to a stock savings institution. This conversion will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Citizens South Bank branch. Our meeting on September xxth is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Conversion does not affect the terms or insurance on your accounts. For further information call our Information Center at (xxx) xxx-xxxx.

Best regards and thank you,

Kim S. Price
President and Chief Executive Officer